Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

April 27, 2022	New York, NY 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com

FIRM/AFFILIATE
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BOSTON

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HOUSTON

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WASHINGTON, D.C.

WILMINGTON

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FRANKFURT

HONG KONG

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SÃO PAULO

SEOUL

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TOKYO

TORONTO

Waldencast Acquisition Corp.
10 Bank Street, Suite 350
White Plains, NY 10606

RE:	Waldencast Acquisition Corp. Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special United States counsel to Waldencast Acquisition Corp., a Cayman Islands exempted company limited by shares (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger (the “Obagi Merger”) of Obagi Merger Sub, Inc., a Cayman Islands exempted company limited by shares and indirect wholly owned subsidiary of the Company (“Merger Sub”), with and into Obagi Global Holdings Limited, a Cayman Islands exempted company limited by shares (“Obagi”), with Obagi surviving the Merger as a direct wholly owned subsidiary of Obagi Holdco 2 Limited, a limited company incorporated under the laws of Jersey, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 15, 2021 (the “Obagi Merger Agreement”), by and among the Company, Merger Sub and Obagi and (ii) and the acquisition (the “Milk Transaction” and, together with the Obagi Merger, the “Transactions”) of all of the issued and outstanding membership interests of Milk Makeup LLC, a Delaware limited liability company (“Milk”), by Waldencast Partners LP, a Cayman Islands exempted limited partnership (“Waldencast LP”) and Obagi Holdco 1 Limited, a limited company incorporated under the laws of Jersey (“Holdco 1” and together with Waldencast LP, the “Milk Purchasers”), pursuant to the terms of the Equity Purchase Agreement, dated as of November 15, 2021, by and among the Company, Milk, the Milk Purchasers, the members of Milk and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as representative, agent and attorney-in-fact of the Milk Members (the “Milk Equity Purchase Agreement”). Pursuant to the Obagi Merger Agreement and the Milk Equity Purchase Agreement, the Company will migrate and be continued from the Cayman Islands to Jersey, and be domesticated as a Jersey public limited company in accordance with Part 18C of the Companies (Jersey) Law 1991, as amended (the “Jersey Companies Law”) and the Companies Act (as Revised) of the Cayman Islands (the “Cayman Act”) (the “Domestication”). The Domestication is subject to the approval of the shareholders of the Company. We refer herein to the Company following effectiveness of the Domestication as “Waldencast plc.”

Waldencast Acquisition Corp.

April 27, 2022

Upon the Domestication becoming effective (the “Effective Time”), among other things, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of the Company (the “Company Class A ordinary shares”) will convert automatically, on a one-for-one basis, into an ordinary share of Waldencast plc par value $0.0001 per share (the “Waldencast plc Class A ordinary shares”), (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of the Company (the “Company Class B ordinary shares) will convert automatically, on a one-for-one basis, into a Waldencast plc Class A ordinary share, (iii) each then issued and outstanding warrant of the Company (the “Company Warrants”) will convert automatically into a warrant to acquire one Waldencast plc Class A ordinary share (the “Waldencast plc Warrants”), and (iv) each of the then issued and outstanding units of the Company (the “Company Units”) that has not been previously separated into the underlying Company Class A ordinary shares and underlying Company Warrants upon the request of the holder thereof will be cancelled and entitle the holder thereof to one Waldencast plc Class A ordinary share and one-third of one Waldencast plc Warrant.

At the date and time the Obagi Merger becomes effective (the “Obagi Merger Effective Time”), among other things, (i) each outstanding share of the shares in the capital of Obagi of par value US $0.50 per share (“Obagi Common Stock”) as of immediately prior to the Obagi Merger Effective Time) (other than in respect of Excluded Shares as defined in the Obagi Merger Agreement) will be surrendered and automatically converted into the right to receive, (a) an amount in cash equal to the quotient obtained by dividing (A) the Obagi Cash Consideration (as defined in the Merger Agreement) by (B) the number of Aggregate Fully Diluted Company Common Shares (as defined in the Obagi Merger Agreement), and (b) a number of Waldencast plc Class A ordinary shares equal to the quotient obtained by dividing (A) the Obagi Stock Consideration (as defined in the Obagi Merger Agreement) by (B) the Aggregate Fully Diluted Company Common Shares, in each case, as determined pursuant to Section 3.1 of the Obagi Merger Agreement (the “Aggregate Merger Consideration”). In addition, as of the Obagi Merger Effective Time, (i) each option to purchase Obagi Common Stock (the “Obagi Options”) granted under the Obagi Global Holdings Limited 2021 Stock Incentive Plan (the “Obagi Stock Plan”) that is outstanding prior to the Obagi Merger Effective Time, whether vested or unvested, will be assumed by Waldencast plc and converted into an option to purchase Waldencast plc Class A ordinary shares (each, a “Waldencast plc Option”), subject to substantially the same terms and conditions as are in effect with respect to such Obagi Option immediately prior to the Obagi Merger Effective Time; provided that any Obagi Options that have an exercise price per share that is equal to or greater than the Per Share Merger Consideration (as defined in the Obagi Merger Agreement) will be cancelled without consideration, and (ii) each restricted stock unit issued in respect of Obagi Common Stock granted pursuant to the Obagi Stock Plan (each, an “Obagi RSU”) that is outstanding immediately prior to the Obagi Merger Effective Time, whether vested or unvested, will be assumed by Waldencast plc and converted into a restricted stock unit with respect to Waldencast plc Class A ordinary shares, subject to substantially the same terms and conditions as are in effect with respect to such Obagi RSU immediately prior to the Obagi Merger Effective Time.

Waldencast Acquisition Corp.

April 27, 2022

At the date and time the Milk Transaction becomes effective (the “Milk Transaction Effective Time”), after giving effect to the Milk Pre-Closing Restructuring (as defined in the Milk Equity Purchase Agreement) and the Obagi Merger, (a) Holdco 1 will purchase from the Milk Members a percentage of the authorized issued and outstanding common units of Milk (the “Milk Common Units”) and the authorized preferred units of Milk, comprised of the Milk Series A Preferred Units, Milk Series B Preferred Units, Milk Series C Preferred Units and Milk Series D Preferred Units (the “Milk Preferred Units” and together with the Milk Common Units, the “Milk Membership Units”) in exchange for (i) the Milk Cash Consideration (as defined in the Milk Equity Purchase Agreement) and (ii) a number of Class B ordinary fully paid shares in the capital of Waldencast plc, par value $0.0001 per share, with such shares entitled to one vote per share, and no additional rights, including no economic rights equal to the Milk Equity Consideration (as defined in the Milk Equity Purchase Agreement) (the “Aggregate Transaction Consideration”) and (b) Waldencast plc will purchase from the Milk Members the remainder of the outstanding Milk Membership Units in exchange for the Milk Equity Consideration. In addition, as of the Milk Transaction Effective Time, (i) each option to purchase Milk Common Units (each, a “Milk Option”) that is outstanding immediately prior to the Milk Transaction Effective Time, whether vested or unvested, will be released in exchange for Waldencast plc Options upon substantially the same terms and conditions that are in effect with respect to the Milk Options immediately prior to the Milk Transaction Effective Time; provided that any Milk Options that have an exercise price per share that is equal to or greater than the Per Unit Transaction Consideration (as defined in the Milk Equity Purchase Agreement) will be cancelled without consideration; and (ii) each unit appreciation right in respect of Milk Common Units issued pursuant to the Milk Makeup LLC Appreciation Rights Plan (each, a “Milk UAR”) that is outstanding immediately prior to the Milk Transaction Effective Time, whether vested or unvested, will be assumed by Waldencast plc and converted into stock appreciation rights with respect to Waldencast plc Class A ordinary shares (“Waldencast plc SARs”), subject to substantially the same terms and conditions as are in effect with respect to such Milk UAR immediately prior to the Milk Transaction Effective Time; provided that any Milk UARs that have a strike price per share that is equal to or greater than the Milk Per Unit Transaction Consideration will be cancelled without consideration.

Waldencast Acquisition Corp.

April 27, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form F-4 (File No. 333-262692) of the Company relating to, among other things, 11,500,000 Waldencast plc Warrants to be issued in the Transactions, filed on February 14, 2022 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Amendments No. 1 and No. 2 thereto (such registration statement, as amended, being hereinafter referred to as the “Registration Statement”);

(b)          a copy of the Obagi Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c)          a copy of the Milk Equity Purchase Agreement, filed as Exhibit 2.2 to the Registration Statement;

(d)          the form of Warrant Certificate (included in the Warrant Agreement (defined below)) (the “Warrant Certificate”); and

(e)          an executed copy of the Warrant Agreement, dated March 15, 2021 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, filed as Exhibit 4.4 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

Waldencast Acquisition Corp.

April 27, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Obagi Merger Agreement, the Milk Equity Purchase Agreement and the Warrant Agreement.

As used herein, “Transaction Documents” means the Obagi Merger Agreement, the Milk Equity Purchase Agreement, the Warrant Certificate and the Warrant Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.             Upon the Effective Time, each issued and outstanding Company Warrant will convert automatically into one Waldencast plc Warrant that will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

2.             Upon the Effective Time, each issued and outstanding Company Unit that has not been previously separated into the underlying Class A ordinary share and underlying Company Warrant will be cancelled and entitle the holder thereof to one-third of one Waldencast plc Warrant that will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)          we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

Waldencast Acquisition Corp.

April 27, 2022

(b)          we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c)          we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d)          except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(e)          the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto);

(f)           we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(g)          we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

Waldencast Acquisition Corp.

April 27, 2022

(h)          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(i)           we do not express any opinion whether the execution or delivery of any Transaction Document by the Company or Waldencast plc, or the performance by the Company or Waldencast plc of their respective obligations under any Transaction Document will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or Waldencast plc or any of their respective subsidiaries; and

(j)           we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)          Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Obagi Merger Agreement, the Milk Equity Purchase Agreement and the Domestication, including the Memorandum and Articles of Association of Waldencast plc (the “Memorandum and Articles of Association”); and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

(b)          The Memorandum and Articles of Association, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed by the Company and thereafter be duly filed with the Jersey Registrar and will have become effective in accordance with the Jersey Companies Law, that no other certificate or document, other than the Certificate of Continuance, has been, or prior to the filing of the Memorandum and Articles of Association will be, filed by or in respect of the Company with the Jersey Registrar and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Memorandum and Articles of Association;

Waldencast Acquisition Corp.

April 27, 2022

(c)          Prior to the issuance of the Aggregate Merger Consideration and the Aggregate Equity Consideration: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Obagi Merger Agreement, the Milk Equity Purchase Agreement and the Domestication, including the Memorandum and Articles of Association; and (iii) the Domestication and the other transactions contemplated by the Obagi Merger Agreement and the Milk Equity Purchase Agreement to be consummated concurrent with or prior to the Merger will have been consummated;

(d)          the Company (i) upon the Effective Time will be duly incorporated and validly existing and in good standing under the Jersey Companies Law, (ii) has and as of December 8, 2020 had requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation in connection with the Obagi Merger Agreement, the Milk Equity Purchase Agreement and the Domestication and the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(e)          the Company has, and as of December 8, 2020, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(f)           each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company, subject to approval and adoption of the Transaction Agreements and the Domestication by the Company’s shareholders;

(g)          none of (i) the execution and delivery by the Company or Waldencast plc of the Transaction Documents, (ii) the performance by the Company or Waldencast plc of their respective obligations thereunder (including the issuance of the Waldencast plc Warrants) or (iii) consummation of the Obagi Merger, the Milk Transaction or the Domestication: (I) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association or other comparable organizational documents of the Company, (II) constituted or will constitute a violation of, or a default under, any lease, indenture, agreement, or other instrument to which the Company or Waldencast plc or their respective property is subject (except that we do not make this assumption with respect to those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2021), (III) contravened or will contravene any order or decree of any governmental authority to which the Company or Waldencast plc or their respective property is subject, or (IV) violated or will violate any law, rule or regulation to which the Company or Waldencast plc or their respective property is subject (except that we do not make the assumption set forth in this clause (IV) with respect to the Opined-on Law); and

Waldencast Acquisition Corp.

April 27, 2022

(h)          none of (i) the execution and delivery by the Company or Waldencast plc of the Transaction Documents, (ii) the performance by the Company or Waldencast plc of their respective obligations thereunder (including the issuance of the Waldencast plc Warrants) or (iii) consummation of the Obagi Merger, the Milk Transaction or the Domestication, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP